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                                                                  EXHIBIT 99.3

                GERDAU AMERISTEEL CORPORATION AND GUSAP PARTNERS
             OFFER FOR ALL OUTSTANDING 10 3/8% SENIOR NOTES DUE 2011
                      IN EXCHANGE FOR 10 3/8% SENIOR NOTES
                       DUE 2011 WHICH HAVE BEEN REGISTERED
                UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
                          THE SECURITIES ACT (ONTARIO)

To Our Clients:

Enclosed for your consideration is a Prospectus, dated o, 2003 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Gerdau Ameristeel Corporation and GUSAP Partners (collectively, the "Issuers") to exchange their US$405,000,000 10 3/8% Senior Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, and the Securities Act (Ontario), for their outstanding US$405,000,000 10 3/8% Senior Notes due 2011 (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated June 27, 2003, by and among the Issuers, the Subsidiary Guarantors (as defined in the Prospectus) and the initial purchasers of Existing Notes referred to therein.

This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on o, 2004, unless extended by the Issuers. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.   The Exchange Offer is for any and all Existing Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions to the Exchange Offer".
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3.   Any transfer taxes incident to the transfer of Existing Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on o, 2004, unless extended by the Issuers.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.


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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Gerdau Ameristeel Corporation and GUSAP Partners with respect to their Existing Notes.

This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

[ ] Please tender the Existing Notes held by you for my account as indicated below:

10 3/8% Senior Notes due 2011 US$___________________________________________
(Aggregate Principal Amount of Existing Notes)



[ ] Please do not tender any Existing Notes held by you for my account.

Dated:  ____________________________________

Signature(s): ________________________________________________________________

Name(s): _____________________________________________________________________

Address(es): _________________________________________________________________

Area Code and Telephone Number(s): ___________________________________________

Tax Identification or Social Security Number(s): _____________________________

NONE OF THE EXISTING NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE EXISTING NOTES HELD BY US FOR YOUR ACCOUNT.